Exhibit 10.10

AMENDMENT NO. 1

TO THE

PLAYTIKA HOLDING CORP.

2021-2024 RETENTION PLAN

Effective October 8, 2020

This Amendment No. 1 (this “Amendment”) to the Playtika Holding Corp. 2021-2024 Retention Plan (the “Plan”), is made and adopted by Playtika Holding Corp., a Delaware corporation (the “Company”), effective as of the date set forth above (the “Effective Date”). Capitalized but undefined terms shall have the meanings provided in the Plan.

WHEREAS, the Company has adopted the Plan and desires to amend the Plan as set forth in this Amendment.

WHEREAS, pursuant to Section 8 of the Plan, this Amendment may be approved by the Initial Administrator as it does not increase the overall potential liability of the Company under the Plan and does not increase the limitations on the Awards the Initial Administrator may grant to himself under the Plan.

WHEREAS, the Initial Administrator has agreed to the cancellation of fifty percent (50%) of the Appreciation Units originally granted to him.

WHEREAS, the Company and the Initial Administrator wish to amend the Plan to confirm that the foregoing cancellation of such Appreciation Units shall not affect the payouts under the Plan to the other Appreciation Unit holders during the term of the Plan.

WHEREAS, the Board of Directors of the Company and the Initial Administrator (by his signature below), have approved this Amendment.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section 5(a) of the Plan is hereby deleted in its entirety and amended to read as follows:

“(a) Appreciation Units Authorized. A total of two hundred thousand (200,000) Appreciation Units shall be authorized for issuance under the Plan. Each Participant may be awarded a number of Appreciation Units. Once granted, a Participant will retain the same number of Appreciation Units for the duration of the Plan, unless such Appreciation Units are forfeited as described below, or become Retired Appreciation Units (as defined below). If any Appreciation Unit shall for any reason be forfeited, then such Appreciation Unit shall again be available for grant under the Plan by the Administrator following consultation with Parent; provided, however, that Retired Appreciation Units shall not again be available for grant under the Plan. Subject to the provisions of the Plan related to a Termination of Service, once awarded, an Appreciation Unit that is not a Retired Appreciation Unit shall be considered outstanding for purposes of Sections 5 and 6 of this Plan, even if such award occurs prior to January 1, 2021; provided, however, that the Retired Appreciation Units shall be treated as outstanding Appreciation Units for purposes of Section 5(b)(i)(B) and 5(b)(ii)(B) in calculating the amount to be paid per Appreciation Unit out of each Appreciation Pool or the Net Change in Control Appreciation Pool, respectively, although no payments shall be paid in respect of the Retired Appreciation Units. As a result, the portion of each Appreciation Pool or the Net Change in Control Appreciation Pool, as applicable, that would otherwise have been allocated to the Retired Units will not be payable by the Company under the Plan. “Retired Appreciation Units” means those certain 43,000 Appreciation Units previously granted to the Initial Administrator which were subsequently cancelled effective October 8, 2020.”

2. Annex 3 to the Plan is hereby replaced with Annex 3 attached hereto.

3. This Amendment shall be and is hereby incorporated in and forms a part of the Plan. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein. The Plan, as amended by this Amendment, is hereby approved and adopted.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned do hereby approve this Amendment. This Amendment may be executed in counterparts, with each an original and all of which together shall constitute one and the same instrument. A signature or signatures delivered by facsimile or other electronic transmission shall be deemed to be an original signature or signatures and shall be valid and binding to the same extent as if it was an original.

COMPANY: PLAYTIKA HOLDING CORP.
Date: October 8, 2020	By:	/s/ Craig Abrahams
	Name:	Craig Abrahams
	Title:	President and Chief Financial Officer

INITIAL ADMINISTRATOR:
Date: October 8, 2020	/s/ Robert Antokol
Robert Antokol

[Signature Page to Amendment No. 1 to

Playtika Holding Corp. 2021-2024 Retention Plan]